  Exhibit 99.1

NEWS RELEASE

Contact: Andrew Berger, Chairman and Chief Executive Officer
Autoscope Technologies Corporation Phone: 612.438.2363

FOR IMMEDIATE RELEASE

Autoscope Technologies Corporation Names Frank G. Hallowell as President and Chief Operating Officer of Image Sensing Systems, Inc. and Announces Dividend Declaration

Saint Paul, Minn., February 2, 2022 -- Autoscope Technologies Corporation (“Autoscope”) (NASDAQ: AATC) today announced that the board has appointed Frank G. Hallowell as President and Chief Operating Officer of Image Sensing Systems, Inc. (“ISS”) and that its Board of Directors has authorized and declared a quarterly cash dividend of $0.12 per share of its common stock.  ISS is a wholly owned subsidiary of Autoscope.  Mr. Hallowell assumed his new position effective February 1, 2022, and will continue to serve as Chief Financial Officer of Autoscope.

Mr. Hallowell is an operationally oriented executive with over thirty years of experience in building, strengthening, and leading teams spanning a variety of industries including aviation, communications, consulting, financial, legal, and technology.  He has considerable experience in business development, manufacturing and service operations, procurement, mergers and acquisitions, supply chain management, and turnaround management.

Prior to joining ISS in 2019, Mr. Hallowell served in management roles at AT&T (formerly BellSouth Corporation), Dataserv, Inc., ExpressPoint Technology Services, Inc., Logic PD, Inc., KPMG LLP, Legal Research Center, Pearson Plc., Scantron Corporation, and Wipaire, Inc. He is a Certified Public Accountant and earned a B.S. degree in business administration from the University of North Dakota.

“Frank is a highly skilled and experienced leader who has served as CFO of Image Sensing Systems and Autoscope Technologies Corporation.  His deep understanding of ISS and his significant strategic, operational, and financial experience make him an excellent choice to guide the organization going forward,” said Andrew T. Berger, the Chairman and Chief Executive Officer of Autoscope.

“As we continue to focus on innovation and product development for the growing intelligent transportation industry, we have positioned ourselves to be a market leader with our strong portfolio of products and services,” said Mr. Hallowell. “I am honored to have the opportunity to lead ISS and work with the board and our talented team as we seek to drive growth and profitability,” concluded Mr. Hallowell.

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About Autoscope Technologies Corporation

Autoscope Technologies Corporation is a global company dedicated to helping improve safety and efficiency for cities and highways by developing and delivering above-ground detection technology, applications, and solutions. We give Intelligent Transportation Systems (ITS) professionals more precise and accurate information – including real-time reaction capabilities and in-depth analytics – to make more confident and proactive decisions. We are headquartered in St. Paul, Minnesota. Visit us on the web at autoscope.com.

Safe Harbor Statement:  Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; developments in the demand for the Company’s products and services; relationships with the Company’s major customers and suppliers; the mix of and margins on the products we sell; unanticipated delays, costs and expenses inherent in the development and marketing of new products and services; adverse weather conditions in our markets; the impact of governmental laws, regulations, and orders, including as a result of the COVID-19 pandemic caused by the coronavirus; international presence; tariffs and other trade barriers; our success in integrating any acquisitions; potential disruptions to our supply chains (including disruptions caused by geopolitical events, military actions, work stoppages, nature disasters, or international health emergencies, such as the COVID-19 pandemic); and competitive factors. Our forward-looking statements speak only as of the time made, and we assume no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s reports and other documents filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 11, 2021.

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